DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant             [X]

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[_]        Preliminary Proxy Statement

[_]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_ ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]        Soliciting Materials under Rule 14a-12

            Dreyfus Investment Grade Funds, Inc.

-          Dreyfus Intermediate Term Income Fund

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

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(1)        title of each class of securities to which transaction applies:

(2)        Aggregate number of securities to which transaction applies:

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            Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)        Amount Previously Paid:

(2)        Form, Schedule or Registration Statement No.:

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(4)        Date Filed:

Good (morning, afternoon, evening), my name is (AGENT S FULL NAME).
May I please speak with (SHAREHOLDER S FULL NAME)? (Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Dreyfus Intermediate Term Income Fund. I wanted to confirm that you have received the proxy materials for the Fund's Special Meeting of Shareholders scheduled to take place on September 5, 2018. Do you recall receiving the information? (Pause for response)

If Yes or positive response to reviewing information:
I am with AST Fund Solutions, the proxy solicitor and tabulator for this meeting. If you re not able to attend the meeting, I can record your voting instructions by phone. The Fund's Board has unanimously approved the proposal and recommends a vote For the proposal.

If received materials, but negative response to reviewing information:
I am with AST Fund Solutions, the proxy solicitor and tabulator for this meeting. I would be happy to review the proposal with you (refer to Fact Sheet) and record your vote by phone. The Fund s Board has unanimously approved the proposal and is recommending a vote For the proposal.

Would you like to vote along with the Board s recommendation?
(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you hold in the Dreyfus Intermediate Term Income Fund before the meeting takes place, would you like to vote those accounts in the same manner as well? (Pause For Response)

Material Not Received:
We would be happy to resend the information to you. Would you prefer mail or email?

Mail: We would be happy to mail the prospectus/proxy statement and other materials to you. Please allow 5 to 7 business days for delivery.

E-mail: I would be happy to e-mail you the prospectus/proxy statement and other materials and, if you d like, you can reply to the e-mail with your voting instructions and we can process your vote accordingly. Please allow 24 hours to receive the materials. The e-mail will come from AST Fund Solutions. Please check your spam folder if you don t see our e-mail in your inbox. May I please have your email address? (Notate E-mail Address and Proceed)

CONFIRMATION: I am recording your (Recap Voting Instructions). For confirmation purposes:

  Please state your full name. (Pause refer to rebuttal if shareholder neglects to state middle initial)

  According to our records, you reside in (city, state, zip code). (Pause)

  To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)
  (If Wrong address is stated, go to Shareholder states a different address during confirmation ) (If still incorrect, go to Wrong address given by shareholder )

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on this confirmation. Mr. /Ms. (SHAREHOLDER S LAST NAME), your vote is important and your time is greatly appreciated.
Thank you and have a good (morning, afternoon, evening.)

REBUTTALS

Shareholder states a different address during confirmation:
Our records indicate a different address. Is it possible the account has been registered at a different address?

Wrong address given by shareholder:
Mr./Mrs./Ms. (SHAREHOLDER S LAST NAME) I apologize but the address that you just recited for me doesn t match our records and, therefore, I can t take your vote by telephone. Instead, I urge you to complete, sign, date and return your proxy card or voting instruction form at your earliest convenience, or vote your shares by touch-tone telephone or on the Internet by following the instructions provided on your proxy card or voting instruction form. Thank you for your time and have a good (morning, afternoon, evening).

S/h neglects to state middle initial/name suffix/street direction/apartment during confirmation.
Our records also show a (middle initial/name suffix/street direction/apartment). Can you please confirm that as well?

Why do I need to vote? or Why is it so important that I vote?
We want to ensure that your shares are represented at the Fund's upcoming special meeting of shareholders. If there is a lack of shareholder participation, the meeting might be delayed or adjourned. The Fund's Board has unanimously approved and is recommending a vote In Favor . May I record your vote at this time?

Shareholder refuses to vote or give address:
I understand you don t wish to vote at this time, please remember your vote is very important and your time is appreciated. If you change your mind and would like us to assist you in voting by telephone, please call us back toll-
free at 1-877-478-5047 Monday through Friday between 9:00 AM and 10:00 PM Eastern Time and Saturday between
10:00 AM and 6:00 PM Eastern Time. You can vote at any time by completing, signing, dating and returning your proxy card or voting instruction form using the postage-paid envelope provided, or by touch-tone telephone or on the
Internet by following the instructions provided on your proxy card or voting instruction form. Thank you for your time and have a good (morning, afternoon, evening).

ANSWERING MACHINE SCRIPT:
Hello. My name is [AGENT S FULL NAME] and I am calling from AST Fund Solutions regarding your investment in the
Dreyfus Intermediate Term Income Fund. You should have recently received proxy materials in the mail concerning the Fund s Special Meeting of Shareholders to be held on September 5, 2018. Your vote is important. Please sign, date and promptly mail your proxy card or voting instruction form in the postage-paid envelope provided. Internet or touch-tone telephone voting also is available. Please follow the instructions provided on your proxy card or voting instruction form. If you have any questions, would like to vote or need new proxy materials, please call AST Fund
Solutions, which is your Fund s proxy solicitor, at 1-877-478-5047. Thank you.

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record	JUNE 25, 2018	THE OFFICES OF THE DREYFUS CORPORATION
Mail	JULY 9, 2018	200 PARK AVENUE, 7TH FLOOR
Meeting	SEPTEMBER 5, 2018 @ 9:30 AM (ET)	NEW YORK, NEW YORK 10166
	ADDITIONAL INFORMATION	CONTACT INFORMATION
Tickers	SEE PAGE 4	Inbound Line	1-877-478-5047
CUSIPs	SEE PAGE 4	Website	www.dreyfus.com

The Proposal

To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Dreyfus Intermediate Term Income Fund (the "Fund") to BNY Mellon Insight Core
Plus Fund (the "Acquiring Fund"), in exchange solely for Class A, Class C, Class I and Class Y shares of the Acquiring Fund having an aggregate net asset value equal to the value of the Fund's net assets and the assumption by the Acquiring Fund of the Fund's stated liabilities (the
"Reorganization"). Class A, Class C, Class I and Class Y shares of the Acquiring Fund received by the Fund in the Reorganization will be distributed by the Fund to its shareholders in liquidation of the Fund, after which the Fund will cease operations and will be terminated as a series of Dreyfus
Investment Grade Funds, Inc. (the "Company"). Holders of Class A, Class C, Class I or Class Y
shares of the Fund would receive Class A, Class C, Class I or Class Y shares of the Acquiring Fund, respectively.
BOARD OF DIRECTORS UNANIMOUS RECOMMENDATION FOR

What is happening?

As a shareholder of Dreyfus Intermediate Term Income Fund, you are being asked to vote on an
Agreement and Plan of Reorganization to allow the Fund to transfer all of its assets in a tax-free reorganization to BNY Mellon Insight Core Plus Fund, in exchange solely for Class A, Class C, Class I and
Class Y shares of BNY Mellon Insight Core Plus Fund and the assumption by BNY Mellon Insight Core Plus
Fund of the Fund s stated liabilities. Class A, Class C, Class I and Class Y shares of BNY Mellon Insight Core
Plus Fund received by the Fund in the Reorganization will be distributed by the Fund to its shareholders in liquidation of the Fund, with holders to receive Class A, Class C, Class I or Class Y shares of BNY Insight
Core Plus Fund, respectively.

Why is the Reorganization being proposed?

Management of Dreyfus, each fund's investment adviser, and the Board of the Fund believe the
Reorganization is in the best interest of the Fund. (AST Reps refer to "How are Fund shareholders expected to benefit from the proposed Reorganization?")

Will the proposed Reorganization result in a higher management fee?

No. BNY Mellon Insight Core Plus Fund has a lower management fee than the Fund. Under its agreement with Dreyfus, BNY Mellon Insight Core Plus Fund has agreed to pay Dreyfus a management fee at the annual rate of 0.35% of the value of BNY Mellon Insight Core Plus Fund s average daily net assets.

Dreyfus, in turn, pays Insight North America LLC, an affiliate of Dreyfus, for the provision of sub-
investment advisory services to BNY Mellon Insight Core Plus Fund.

Under its agreement with Dreyfus, Dreyfus Intermediate Term Income Fund has agreed to pay Dreyfus a management fee at the annual rate of 0.45% of the value of the Fund s average daily net assets.

Will the proposed Reorganization result in higher net Fund expenses?

No. BNY Mellon Insight Core Plus Fund s Class A, Class C, Class I and Class Y shares had a lower net annual expense ratio than the corresponding class of shares of the Fund, based on the expenses of each fund as of the fund s most recent fiscal year end and as of April 30, 2018 (BNY Mellon Insight Core Plus
Fund s fiscal year end). In addition, the total expense ratio of BNY Mellon Insight Core Plus Fund s Class
A, Class C, Class I and Class Y shares, as adjusted showing the effect of the consummation of the
Reorganization, based on the fees and expenses of each fund as of its last fiscal year end and as of April
30, 2018 are estimated to be lower than the total expense ratio of the corresponding class of shares of the Fund.
How are Fund shareholders expected to benefit from the proposed Reorganization?

This merger will offer Fund shareholders certain potential benefits including:

1.	BNY Mellon Insight Core Plus Fund has a lower management fee than the Fund and the combined fund is estimated to have lower total annual expense ratios than the Fund as a result of the merger
2.	The funds have substantially similar investment objectives, management policies and restrictions
3.	BNY Mellon Insight Core Plus Fund (based on the performance of its predecessor fund s shares) had a better performance record than the Fund for the one- and five-year periods ended December 31, 2017
4.	The larger combined fund will benefit from more efficient portfolio management and certain operational efficiencies
5.	BNY Mellon Insight Core Plus Fund will offer the same shareholder privileges as the Fund. Please note that most privileges will transfer automatically with a number of exceptions.

If approved, what will happen to my Fund investment as a result of the Reorganization?

You will become a shareholder of BNY Mellon Insight Core Plus Fund, an open-end investment company managed by Dreyfus and sub-advised by Insight North America LLC, an affiliate of Dreyfus, on or about
October 19, 2018, and will no longer be a shareholder of the Fund.

You will receive Class A, Class C, Class I or Class Y shares of BNY Mellon Insight Core Plus Fund corresponding to your Class A, Class C, Class I or Class Y shares of Dreyfus Intermediate Term Income
Fund, respectively, with an aggregate net asset value equal to the aggregate net asset value of your investment in Dreyfus Intermediate Term Income Fund as of October 19, 2018. Dreyfus Intermediate
Term Income Fund will then cease operations.

Are the investment goals and strategies of each fund similar?

Yes. BNY Mellon Insight Core Plus Fund and Dreyfus Intermediate Term Income Fund have similar investment objectives and substantially similar investment management policies. However, the investment practices and limitations of each fund are not identical.

  BNY Mellon Insight Core Plus Fund: BNY Mellon Insight Core Plus Fund seeks high total return consistent with preservation of capital. To pursue its goal, BNY Mellon Insight Core Plus Fund normally invests in a diversified portfolio of fixed-income securities of U.S. and foreign issuers.
  BNY Mellon Insight Core Plus Fund normally invests primarily in fixed-income securities rated, at the time of purchase, investment grade (i.e., Baa3/BBB- or higher) or the unrated equivalent as determined by Insight North America LLC. BNY Mellon Insight Core Plus Fund, however, may invest up to 25% of its net assets in fixed-income securities rated, at the time of purchase, below investment grade ( high yield or junk bonds) or the unrated equivalent as determined by
  Insight North America LLC. Typically, BNY Mellon Insight Core Plus Fund can be expected to have an average effective portfolio duration ranging between three and eight years. BNY Mellon Insight Core Plus Fund may invest in the securities of foreign issuers, including, although not a principal investment strategy, up to 20% of its net assets in the securities of issuers located in emerging market countries.

  Dreyfus Intermediate Term Income Fund: Dreyfus Intermediate Term Income Fund seeks to maximize total return, consisting of capital appreciation and current income. To pursue its goal, Dreyfus Intermediate Term Income Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in fixed-income securities of U.S. and foreign issuers rated investment grade or the unrated equivalent as determined by Dreyfus. The Fund may invest up to 20% of its assets in fixed-income securities rated below investment grade to as low as Caa/CCC or the unrated equivalent as determined by Dreyfus. Typically, the Fund can be expected to have an average effective portfolio duration ranging between three and eight years and an average effective maturity ranging between five and ten years. The Fund focuses on U.S. securities, but may invest up to 30% of its total assets in fixed-income securities of foreign issuers, including those of issuers in emerging markets.

Are the risks of each fund similar?

Yes. Given that BNY Mellon Insight Core Plus Fund and Dreyfus Intermediate Term Income Fund have similar investment objectives and substantially similar investment management policies, the risks associated with an investment in BNY Mellon Insight Core Plus Fund and Dreyfus Intermediate Term
Income Fund are substantially similar. Because BNY Mellon Insight Core Plus Fund may invest a higher percentage of its assets in fixed-income securities rated below investment grade and foreign issuers than Dreyfus Intermediate Term Income Fund, BNY Mellon Insight Core Plus Fund may be subject to certain of the risks associated with investments in high yield securities and foreign securities to a greater extent than Dreyfus Intermediate Term Income Fund.

Who l serves as the Investment Adviser to the funds?

Dreyfus is the investment adviser to both BNY Mellon Insight Core Plus Fund and Dreyfus Intermediate
Term Income Fund. Dreyfus has engaged its affiliate, Insight North America LLC, to serve as BNY Mellon

Insight Core Plus Fund s sub-investment adviser and provide the day-to-day management of its investments.

If the Reorganization is approved, will I continue to have the same shareholder privileges?

Yes. BNY Mellon Insight Core Plus Fund will offer you the same shareholder privileges, such as the Fund
Exchanges service, Dreyfus Auto-Exchange Privilege, Wire Redemption and Dreyfus TeleTransfer
Privileges, Dreyfus Automatic Asset Builder®, Dreyfus Payroll Savings Plan, Dreyfus Government Direct
Deposit, Dreyfus Dividend Sweep, Dreyfus Automatic Withdrawal Plan and Dreyfus Express®, that you currently have as a shareholder of the Fund. In addition, holders of Class A shares will have the ability to write redemption checks against their BNY Mellon Insight Core Plus Fund account through the
Checkwriting Privilege. With certain exceptions, the privileges you currently have on your Fund account will transfer automatically to your account with BNY Mellon Insight Core Plus Fund.

What are the expected tax consequences of the Reorganization?

The reorganization will not be a taxable event for federal income tax purposes. Shareholders will not recognize any capital gain or loss as a direct result of the reorganization.

Will I be charged a sales charge, redemption fee or contingent deferred sales charge ( CDSC ) at the time of the Reorganization?

No. No sales charge, redemption fee or CDSC will be imposed at the time of the Reorganization. Any redemption of Class C shares (or Class A shares subject to a CDSC) received in the Reorganization will be subject to the same CDSC as the redemption of Class C shares (or Class A shares subject to a CDSC) of the Fund (calculated from the date of original purchase of Fund shares). Any shares of BNY Mellon
Insight Core Plus Fund acquired after the Reorganization will be subject to any applicable sales charges and CDSCs.

Who will pay the costs of the proposed Reorganization?

Because the Reorganization will permit Fund shareholders to pursue substantially similar investment goals in a combined fund that has a lower management fee and is estimated to have lower total expense ratios than the Fund, expenses relating to the Reorganization will be borne by the Fund, whether or not the reorganization is consummated.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1

INTERNET: To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.dreyfus.com

AST Fund Solutions is mentioned on page 47 of the Proxy Statement.

NAME OF FUND	CLASS	CUSIP	TICKER
Dreyfus Intermediate Term Income Fund	A	261967202	DRITX
Dreyfus Intermediate Term Income Fund	C	261967798	DTECX
Dreyfus Intermediate Term Income Fund	I	261967301	DITIX
Dreyfus Intermediate Term Income Fund	Y	261967772	DITYX

DREYFUS INTERMEDIATE TERM INCOME FUND
c/o The Dreyfus Corporation
200 Park Avenue
New York, NY 10166

August 3, 2018

Dear NAME OF FINANCIAL ADVISOR:

Management of The Dreyfus Corporation recommended, and the Board of Directors for Dreyfus Intermediate
Term Income Fund (the "Fund") unanimously approved, the merger of the Fund into BNY Mellon Insight Core
Plus Fund (the "Acquiring Fund").

THIS MERGER WILL OFFER FUND SHAREHOLDERS CERTAIN POTENTIAL BENEFITS, INCLUDING:

1.	The Acquiring Fund has a lower management fee than the Fund and the combined fund is estimated to have lower total annual expense ratios than the Fund as a result of the merger.
2.	The funds have substantially similar investment management objectives, management policies and restrictions.
3.	The Acquiring Fund (based on the performance of its predecessor fund s shares) had a better performance record than the Fund for the one- and five-year periods ended December 31, 2017
4.	The larger combined fund will benefit from more efficient portfolio management and certain operational efficiencies.
5.	The Acquiring Fund will offer the same shareholder privileges as the Fund. Please note that most privileges will transfer automatically with a number of exceptions.

WHAT DO WE NEED FROM YOU?
While the merger offers many potential benefits to Fund shareholders, the merger cannot be implemented without obtaining the required authorization from Fund shareholders. Accordingly, your client s vote is crucial.

AT THIS POINT, WE HAVE NOT RECEIVED YOUR CLIENT S VOTE AND WOULD GREATLY APPRECIATE IF YOU
WOULD FOLLOW UP WITH THEM. For more details on the proposed merger, including the risks associated with investments in the funds, please refer to the Prospectus/Proxy Statement. You may obtain another copy of the Prospectus/ Proxy Statement by contacting us at 1-877-478-5047.

We greatly appreciate your consideration and investment with the Dreyfus Family of Funds.

	VOICE YOUR SAY ON THIS MATTER NOW.

Sincerely,	1	.	BY PHONE. Clients may cast their vote by telephone by calling
			the toll free number listed on the proxy card and following the
			prerecorded information, or 1-877-478-5047 to cast their vote
			with a live proxy specialist, quickly and easily.
Name of Wholesaler or Internal
	2	.	INTERNET. Clients may cast their vote using the Internet by
			logging onto the Internet address located on the proxy card and
			following the instructions on the website.

	3	.	VIA MAIL. Clients may cast their vote by mail by signing, dating
			and mailing the proxy card in the postage-prepaid return
			envelope provided.

Dear Valued Partner,

Dreyfus has announced that, pending shareholder approval, Dreyfus Intermediate Term Income Fund (the “Fund”) will be merging into BNY Mellon Insight Core Plus Fund (the “Acquiring Fund”) on or about October 19, 2018 (the “Reorganization”).

Shareholders of the Fund as of June 25, 2018 (the "Record Date") will be asked to approve the Agreement and Plan of Reorganization on behalf of the Fund at a special meeting of shareholders to be held on September 5, 2018.

In anticipation of the Reorganization, effective on or about July 27, 2018 (the “Sales Discontinuance Date”), the Fund will be closed to any investments for new accounts, except that new accounts may be established by:

  Participants in group employer retirement plans (and their successor plans), provided that the plan sponsor has been approved by Dreyfus and established the Fund as an investment option in the plan by the close of business on the Sales Discontinuance Date;

  Wrap programs that established the Fund as an investment option under the wrap program by the close of business on the Sales Discontinuance Date; and

  Certain funds in the Dreyfus Family of Funds and series of BNY Mellon Funds Trust.

Shareholders of the Fund as of the Sales Discontinuance Date may continue to make additional purchases and to reinvest dividends and capital gains into their existing Fund accounts up until the time of the Reorganization.

Please see the attached sticker for additional information.

The CUSIP and tickers for the fund are provided below:

1. The Acquiring Fund has a lower management fee than the Fund and the combined fund is estimated to have lower total annual expense ratios than the Fund as a result of the merger

2. The funds have substantially similar investment objectives, management policies and restrictions

3. The Acquiring Fund (based on the performance of its predecessor fund’s shares) had a better performance record than the Fund for the one- and five-year periods ended December 31, 2017

4. The larger combined fund will benefit from more efficient portfolio management and certain operational efficiencies

5. The Acquiring Fund will offer the same shareholder privileges as the Fund. Please note that most privileges will transfer automatically with a number of exceptions.

Frequently Asked Operational Questions:

Will there be a settlement change? All order trades for the merging fund(s) will be changed to T+1 settlement one week prior to ensure all open orders will settle before the merger

Will the final NAVs be extended past two decimal places? No, they will not extend past two decimal places

Will this event be processed using ratios or NAVs? The merger will be processed by using NAVs

Will the fund be providing a ratio? We will provide the ratio on the next business day

Will the fund send an F55 record through the NSCC? Yes you will receive the F55

Will the “from” fund be closed to new purchases? The “from” fund will be closed to new purchases, with certain exceptions as noted above, at the EOD of July 27, 2018

Is the fund waiving CDSC on redemptions? No, the fund is not waiving CDSC

Please indicate how the MTD accrual earned in the retiring fund will be distributed? The accrual is moved into the receiving fund MTD accrual bucket.

Any questions, please call Institutional Servicing at (800) 242-8671 between the hours of 8:30 am and 5:00 pm Monday through Friday.